UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 24, 2006

                                 NOVA OIL, INC.
             (Exact name of registrant as specified in its charter)


    Nevada                         000-32531                   91-2028450
--------------------------------------------------------------------------------
(State or other              (Commission File Number)     I.R.S. Employer
  Jurisdiction                                            Identification Number)
 of incorporation)

    The Riviana Building, 2777 Allen Parkway, Suite 800, Houston, Texas 77019
                    (Address of Principal Executive Offices)

                                  713-869-6682
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On April 24, 2006, the Board of Directors of Nova Oil, Inc. (the "Company"), adopted, subject to shareholder approval, the Nova Energy Holding, Inc. 2006 Equity Incentive Plan (the "2006 Plan") and the Compensation Committee of the Board adopted the form of stock option agreement and grant notice thereunder. The 2006 Plan provides for equity incentives to be granted to employees, directors, or officers of, or key advisers or consultants to, the Company or its subsidiaries. Equity incentives granted under the 2006 Plan may be in the form of stock options, stock appreciation rights, restricted stock awards, stock bonus awards, other stock-based awards, or any combination of the foregoing. The 2006 Plan will be administered by the Compensation Committee of the Board and a maximum of 10,000,000 shares of the Company's common stock were authorized for issuance under the 2006 Plan.

         On April 24, 2006, under the 2006 Plan and in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act, the Compensation Committee granted to ten key employees of Biosource America, Inc., the Company's operating subsidiary, non-qualified stock options to purchase in the aggregate 4,021,912 shares of the Company's common stock at an exercise price of $3.04 per share, the fair market value of the common stock on the date of grant as determined by the Board pursuant to the 2006 Plan. If exercised, such options would represent approximately 5.7% of the total number of shares outstanding on such date. All such options expire ten years from the date of grant and are not exercisable until the underlying shares of common stock are registered under the Securities Act. With the exception of the options granted to Richard H. Talley, President of Biosource America, all such options vest monthly in equal installments over a two year period. With respect to the options granted to Mr. Talley, such options have additional vesting conditions, including the approval of the 2006 Plan by the Company's stockholders and, in the case of options to purchase 917,772 shares, immediately upon such approval and registration and, in the case of the remaining options to purchase 1,000,000 shares, upon the later of such approval and the achievement of certain performance targets by the Company. In addition to such grant of options, the Board set Mr. Talley's salary at $85,000 per year.

         On April 24, 2006, the Board also appointed the Company's Chief Operating Officer, J.D. McGraw, to the additional position of President of the Company, increased the size of the Board to four directors, elected him to the Board as its Vice Chairman and increased his compensation to $15,000 per month.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

         The disclosures regarding the grant of non-qualified stock options reported in Item 1.01 of this report are incorporated by reference into this
Item 3.02.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(c) On April 24, 2006, the Board appointed J.D. McGraw as President of the Company. The information required by Items 401(a)(4) and (5) and 404(a) and (b) of Regulation S-B is set forth under Item 2.01 under "Directors, Executive Officers, Promoters and Control Persons" on the Company's current report on Form 8-K filed with the Securities and Exchange Commission on April 3, 2006 and is incorporated herein by reference. The information regarding Mr. McGraw's compensation set forth under Item 1.01 of this report is incorporated herein by reference.

(d) As reported in Item 1.01 and 5.02(c) of this report, on April 24, 2006, the Board appointed Mr. McGraw to the Board as its Vice Chairman. The information regarding Mr. McGraw set forth in Item 1.01 and 5.02(c) of this report and under
Item 2.01 under "Directors, Executive Officers, Promoters and Control Persons" on the Company's current report on Form 8-K filed with the Securities and Exchange Commission on April 3, 2006 is incorporated herein by reference. Mr. McGraw is not currently expected to serve on any committees of the Board.

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

                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                                NOVA OIL, INC.


                                                By:      /s/ Kenneth T. Hern
                                                      -----------------------
                                                Name: Kenneth T. Hern
                                                Title: Chief Executive Officer



Date:  April 27, 2006






































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